Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-143780 on Form SB-2 and Registration Statements No.333-114481 and 333-143763 on Forms S-8 of our report dated March 31, 2009, relating to the consolidated financial statements of Stockhouse Inc. appearing in this Annual Report on Form 10-K of Stockhouse Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, Canada
March 31, 2009